As filed with the Securities and Exchange Commission on December 18, 1995
                                                    Registration No. 33-________

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                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549
                                 --------------

                                    FORM S-8
                             REGISTRATION STATEMENT
                                      UNDER
                           THE SECURITIES ACT OF 1933
                                 --------------

                                IVAX CORPORATION
             (Exact name of registrant as specified in its charter)
                                 --------------
         FLORIDA                                                16-1003559
(State or other jurisdiction of                              (I.R.S. Employer
incorporation or organization)                              Identification No.)
                           8800 NORTHWEST 36TH STREET
                              MIAMI, FLORIDA 33178
                                 (305) 590-2200
    (Address, including zip code, and telephone number, including area code, of registrant's principal executive offices)
                                 --------------

              IVAX CORPORATION EMPLOYEE SAVINGS PLAN (PUERTO RICO)
                            (Full title of the Plan)

                              ARMANDO A. TABERNILLA
               VICE PRESIDENT - LEGAL AFFAIRS AND GENERAL COUNSEL
                                IVAX CORPORATION
                           8800 NORTHWEST 36TH STREET
                              MIAMI, FLORIDA 33178
                                 (305) 590-2200
            (Name, address, including zip code, and telephone number,
                   including area code, of agent for service)

                         CALCULATION OF REGISTRATION FEE
===================================================================================================================

       TITLE OF EACH CLASS                                    PROPOSED             PROPOSED
       OF SECURITIES TO BE                 AMOUNT              MAXIMUM              MAXIMUM           AMOUNT OF
          REGISTERED(1)                     TO BE          OFFERING PRICE          AGGREGATE        REGISTRATION
                                         REGISTERED         PER SHARE (2)      OFFERING PRICE(2)         FEE
-------------------------------------------------------------------------------------------------------------------
  Common Stock, $.10 par value          25,000 shares        $27.50             $687,500             $237.07
===================================================================================================================

(1) In addition, pursuant to Rule 416(c) under the Securities Act of 1933, this Registration Statement also covers an indeterminate amount of interests to be offered or sold pursuant to the employee benefit plan described herein.

(2) Estimated solely for purpose of calculating the registration fee pursuant to Rule 457(h) on the basis of the average of the high and low prices of the Common Stock of IVAX Corporation as reported on the American Stock Exchange on December 13, 1995.


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--------------------------------------------------------------------------------

                                     PART II

               INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

Item 3.           INCORPORATION OF DOCUMENTS BY REFERENCE

                  The following documents filed by IVAX Corporation, a Florida corporation (the "Registrant"), with the Securities and Exchange Commission (the "SEC") pursuant to the Securities Exchange Act of 1934, as amended (the "Exchange Act") are incorporated by reference herein:

         (1) The Registrant's Annual Report on Form 10-K for the year ended December 31, 1994.
         (2) The Registrant's Quarterly Report on Form 10-Q for the quarter ended March 31, 1995.
         (3) The Registrant's Quarterly Report on Form 10-Q for the quarter ended June 30, 1995.
         (4) The Registrant's Quarterly Report on Form 10-Q for the quarter ended September 30, 1995.
         (5)   The Registrant's Current Report on Form 8-K, dated October 18,
               1995.
         (6)   The Registrant's Current Report on Form 8-K, dated November 15,
               1995.
         (7) The description of the Registrant's Common Stock contained in Registrant's Registration Statement on Form 8-B, dated July 28, 1993.

                  All documents subsequently filed by the Registrant pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Exchange Act prior to the filing of a post-effective amendment which indicates that all securities offered have been sold or which deregisters all securities then remaining unsold, shall be deemed to be incorporated by reference into this Registration Statement and to be a part hereof from the date of filing of such documents.

Item 4.           DESCRIPTION OF SECURITIES

                  Not applicable.

Item 5.           INTERESTS OF NAMED EXPERTS AND COUNSEL

                  Not applicable.

Item 6.           INDEMNIFICATION OF DIRECTORS AND OFFICERS

                  Section 607.0831 of the Florida Business Corporation Act (the "Florida Act") provides that a director is not personally liable for monetary damages to the corporation or any person for any statement, vote, decision or failure to act regarding corporate management or policy, by a director, unless:
(a) the director breached or failed to perform his duties as a director; and (b) the director's breach of, or failure to perform, those duties constitutes: (i) a violation of criminal law unless the director had reasonable cause to believe his conduct was lawful or had no reasonable cause to believe his conduct was unlawful; (ii) a transaction from which the director derived an improper personal benefit, either directly or indirectly; (iii) a circumstance under which the director is liable for an improper distribution; (iv) in a proceeding by, or in the right of the corporation to procure a judgment in its favor or by or in the right of a shareholder, conscious disregard for the best interests of the corporation, or willful misconduct; or (v) in a proceeding by or in the right of someone other than the corporation or a shareholder, recklessness or an act or omission which was committed in bad faith or with malicious purpose or in a manner exhibiting wanton and willful disregard of human rights, safety or property.

                  Section 607.0850 of the Florida Act provides that a corporation shall have the power to indemnify any person who was or is a party to any proceeding (other than an action by, or in the right of, the corporation), by reason of the fact that he is or was a director, officer or employee or agent of the corporation against liability incurred in connection with such proceeding if he acted in good faith and in a manner he reasonably believed to be in, or not opposed to, the best interests of the corporation and, with respect to any criminal action or proceeding, had no reasonable cause to believe his conduct was unlawful. Section 607.0850 also provides that a corporation shall have the power to indemnify any person, who was or is a party to any proceeding by, or in the right of, the corporation to procure a judgment in its favor by reason of the fact that he is or was a director, officer, employee or agent of the corporation, against expenses and amounts paid in settlement not exceeding, in the judgment of the board of directors, the estimated expense of litigating the proceeding to conclusion, actually and reasonably incurred in connection with the defense or settlement of such proceeding, including any appeal thereof. Section 607.0850 further provides that such indemnification shall be authorized if such person acted in good faith and in a manner he reasonably believed to be in, or not opposed to, the best interests of the corporation, except that no indemnification shall be made under this provision in respect of any claim, issue, or matter as to which such person shall have been adjudged to be liable unless, and only to the extent that, the court in which such proceeding was brought, or any other court of competent jurisdiction, shall determine upon application that, despite the adjudication of liability, but in view of all circumstances of the case, such person is fairly and reasonably entitled to indemnity for such expenses which such court shall deem proper. Section 607.0850 further provides that to the extent that a director, officer, employee or agent has been successful on the merits or otherwise in defense of any of the foregoing proceedings, or in defense of any claim, issue or matter therein, he shall be indemnified against expenses actually and reasonably incurred by him in connection therewith. Under Section 607.0850, any indemnification under the foregoing provisions, unless pursuant to a determination by a court, shall be made by the corporation only as authorized in the specific case upon a determination that the indemnification of the director, officer, employee or agent is proper under the circumstances because he has met the applicable standard of conduct. Notwithstanding the failure of a corporation to provide such indemnification, and despite any contrary determination by the corporation in a specific case, a director, officer, employee or agent of the corporation who is or was a party to a proceeding may apply for indemnification to the appropriate court and such court may order indemnification if it determines that such person is entitled to indemnification under the applicable standard.

                  Section 607.0850 also provides that a corporation shall have the power to purchase and maintain insurance on behalf of any person who is or was a director, officer, employee or agent of the corporation against any liability asserted against him and incurred by him in any such capacity or arising out of his status as such, whether or not the corporation would have the power to indemnify him against such liability under the provisions of Section 607.0850.

                  The Registrant's bylaws provide that it shall indemnify its officers and directors and former officers and directors to the full extent permitted by law.

                  The Registrant has entered into indemnification agreements with each of its officers and directors. The indemnification agreements generally provide that the Registrant will pay certain amounts incurred by an officer or director in connection with any civil or criminal action or proceeding and specifically including actions by or in the name of the Registrant (derivative suits) where the individual's involvement is by reason of the fact that he was or is an officer or director. Under the indemnification agreements, an officer or director will not receive indemnification if such person is found not to have acted in good faith and in a manner he reasonably believed to be in or not opposed to the best interests of the Registrant. The agreements provide a number of procedures and presumptions used to determine the officer's or director's right to indemnification and include a requirement that in order to receive an advance of expenses, the officer or director must submit an undertaking to repay any expenses advanced on his behalf that are later determined he was not entitled to receive.

                  The Registrant's directors and officers are covered by insurance policies indemnifying them against certain liabilities, including liabilities under the federal securities laws (other than liability under Section 16(b) of the Exchange Act), which might be incurred by them in such capacities.

Item 7.           EXEMPTION FROM REGISTRATION CLAIMED.

                  Not applicable.

Item 8.           EXHIBITS

   4.1 Articles of Incorporation of the Registrant (incorporated by reference to Exhibit 3.1 to the Registrant's Registration Statement on Form 8-B (Registration No. 1-9623) dated July 28,
                  1993).

   4.2            Bylaws of the Registrant (incorporated by reference to Exhibit
                  3.2 to the Registrant's Registration Statement on Form 8-B (Registration No. 1-9623) dated July 28, 1993).

   5              Opinion of Stearns Weaver Miller Weissler Alhadeff &
                  Sitterson, P.A.

  23.1 Consent of Stearns Weaver Miller Weissler Alhadeff & Sitterson, P.A. (included as part of Exhibit 5 above).

  23.2            Consent of Arthur Andersen L.L.P.

  23.3            Consent of Ernst & Young LLP

  23.4            Consent of Coopers & Lybrand L.L.P.

  24.1 Powers of Attorney (included as part of the Signature Page of this Registration Statement).

Item 9.           UNDERTAKINGS

                  (a)      The undersigned registrant hereby undertakes:

                           (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this Registration Statement:

                                 (i) To include any prospectus required by Section 10(a)(3) of the
                                            Securities Act of 1933;

                                (ii)        To reflect in the prospectus any
                                            facts or events arising after the
                                            effective date of the Registration
                                            Statement (or the most recent
                                            post-effective amendment thereof)
                                            which, individually or in the
                                            aggregate, represent a fundamental
                                            change in the information set forth
                                            in the Registration Statement.
                                            Notwithstanding the foregoing, any
                                            increase or decrease in volume of
                                            securities offered (if the total
                                            dollar value of securities offered
                                            would not exceed that which was
                                            registered) and any deviation from
                                            the low or high end of the estimated
                                            maximum offering range may be
                                            reflected in the form of prospectus
                                            filed with the Commission pursuant
                                            to Rule 424(b) if, in the aggregate,
                                            the changes in volume and price
                                            represent no more than a 20% change
                                            in the maximum aggregate offering
                                            price set forth in the "Calculation
                                            of Registration Fee" table in the
                                            effective registration statement;

                               (iii) To include any material information with respect to the plan of distribution not previously disclosed in the Registration
                                            Statement or any material change to
                                            such information in the Registration
                                            Statement;

                           PROVIDED, HOWEVER, that paragraphs (a)(1)(i) and
                           (a)(1)(ii) do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed by the registrant pursuant to Section 13 or Section 15(d) of the Exchange Act that are incorporated by reference in the Registration Statement.

                           (2) That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new Registration Statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

                           (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

                  (b) The undersigned registrant hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, each filing of the registrant's annual report pursuant to Section 13(a) or Section 15(d) of the Exchange Act (and, where applicable, each filing of an employee benefit plan's annual report pursuant to Section 15(d) of the Exchange Act) that is incorporated by reference in the Registration Statement shall be deemed to be a new Registration Statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

                  (c) Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the SEC such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

                                   SIGNATURES

         Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and had duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Miami, State of Florida, on the 18th day of December, 1995.

                                                     IVAX CORPORATION


                             By:  /s/ PHILLIP FROST, M.D.
                                  ----------------------------------------------
                                      Phillip Frost, M.D., Chairman of the Board
                                      and Chief Executive Officer


                                POWER OF ATTORNEY

         KNOW ALL MEN BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints Phillip Frost, M.D. and Richard C. Pfenniger, Jr., and each of them, his true and lawful attorney-in-fact and agent, with full power of substitution and resubstitution, for him and in his name, place and stead, in any and all capacities, to sign any and all amendments, including post-effective amendments, to this Registration Statement, and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing requisite and necessary to be done, as fully to all intents and purposes as he might or could do in person, hereby ratifying and confirming all that each said attorneys-in-fact and agents or any of them, or their or his substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

         Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.

SIGNATURE                                    TITLE                           DATE
---------                                    -----                           ----
PRINCIPAL EXECUTIVE OFFICER:

/s/ PHILLIP FROST, M.D.         Chairman of the Board and              December 18, 1995
-----------------------------   Chief Executive Officer
Phillip Frost, M.D.

PRINCIPAL FINANCIAL AND
ACCOUNTING OFFICER:

/s/ MICHAEL W. FIPPS            Senior Vice President -                December 18, 1995
-----------------------------   Finance and Chief Financial Officer
Michael W. Fipps

SIGNATURE                                    TITLE                           DATE
---------                                    -----                           ----
/s/ ISAAC KAYE                  Director and Deputy                    December 18, 1995
-----------------------------   Chief Executive Officer
Isaac Kaye

                                Director and
-----------------------------   Vice Chairman
Jack Fishman, Ph.D.

                                Director
-----------------------------
Mark Andrews

                                Director
-----------------------------
Lloyd Bentsen

/s/ ERNST BIEKERT, PH.D.        Director                               December 18, 1995
-----------------------------
Ernst Biekert, Ph.D.

/s/ DANTE B. FASCELL            Director                               December 18, 1995
-----------------------------
Dante B. Fascell

                                Director
-----------------------------
Harold S. Geneen

/s/ JANE HSIAO, PH.D.           Director                               December 18, 1995
-----------------------------
Jane Hsiao, Ph.D.

/s/ LYLE KASPRICK               Director                               December 18, 1995
-----------------------------
Lyle Kasprick

                                Director
-----------------------------
Harvey M. Krueger

/s/ JOHN H. MOXLEY, III, M.D.   Director                               December 18, 1995
-----------------------------
John H. Moxley, III, M.D.

                                Director
-----------------------------
M. Lee Pearce, M.D.

/s/ MICHAEL WEINTRAUB           Director                               December 18, 1995
-----------------------------
Michael Weintraub

         Pursuant to the requirements of the Securities Act of 1933, the Plan Administrator of the IVAX Corporation Employee Savings Plan (Puerto Rico) has caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the city of Miami, State of Florida on December 18, 1995.

                           IVAX CORPORATION EMPLOYEE SAVINGS PLAN (PUERTO RICO)

                           By:  IVAX CORPORATION,
                                    PLAN ADMINISTRATOR

                           By:  /s/ ANDREW ZINZI
                                ------------------------------------------------
                                    Andrew Zinzi,
                                    Vice President-Finance and Treasurer